Exhibit 99.5

Symetra Life Insurance Company [777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135 | P 1-800-796-3872] [Mailing Address: PO Box 3882, Seattle, WA 98124-3882 | TTY/TDD 1-800-833-6388]

SYMETRA FOCUS VARIABLE ANNUITY APPLICATION

Owner	Name (first, middle initial, last)			SSN
All policyholder correspondence will be sent to this address.	Address (number and street, city, state, zip)			Phone No. (include area code)
	Date of Birth	Trust ☐	Sex ☐ M F ☐	Marital Status

Joint Owner	Name (first, middle initial, last)			SSN
Optional, nonqualified annuities only. [Not available with Long Life Benefit Rider]	Address (number and street, city, state, zip)			Phone No. (include area code)
	Date of Birth	Trust ☐	Sex ☐ M F ☐	Marital Status

Annuitant	Name (first, middle initial, last)			SSN
If different from the owner(s).	Address (number and street, city, state, zip)			Phone No. (include area code)
	Date of Birth	Trust ☐	Sex ☐ M ☐ F	Marital Status

Owner’s Beneficiary Designation In the event of death of owner, surviving joint owner becomes primary beneficiary.

Beneficiary(ies)		Name (first, middle initial, last)	SSN	Relationship to Owner	Percentage(%)
List any additional beneficiaries on a separate page, signed and dated by the owner(s).	☐ P
☐ P
P - primary C - contingent	☐ C
Plan Type	☐ IRA	☐ Roth IRA*	☐ Nonqualified		☐ 403(b) TSA
	☐ SEP IRA*	☐ SIMPLE IRA*	☐ 457 Deferred Compensation		☐ 457(f)
	Initial Purchase Payment $ ______		Initial Purchase Payment $ _________

* First tax year contribution made: Year ______

Transfer Information	☐ IRC 1035 Exchange	☐ Non-Direct Rollover	☐ Direct Rollover	☐ Direct Transfer

TSA, 457, SEP and SIMPLE Plans only		Employer Name

Investment Instructions	Purchase Payments may initially be allocated to the Fidelity VIP Money Market Portfolio – Initial Class and then will be allocated according to your investment instructions below. Use only whole percentages and the totals must equal 100%.

Initial Purchase Payment		Subsequent Purchase Payments		Scheduled Transfers		Investment Options
	%		%		%	[DWS Small Cap Index VIP – Class A Shares]
	%		%		%	[Fidelity VIP Index 500 Portfolio – Initial Class]
	%		%		%	[Fidelity VIP Money Market Portfolio – Initial Class]
	%		%		%	[Ibbotson Aggressive Growth ETF Asset Allocation – Class I]
	%		%		%	[Ibbotson Balanced ETF Asset Allocation – Class I]
	%		%		%	[Ibbotson Conservative ETF Asset Allocation – Class I]
	%		%		%	[Ibbotson Growth Asset ETF Allocation – Class I]
	%		%		%	[Ibbotson Income and Growth ETF Asset Allocation – Class I]
	%		%		%	[Vanguard VIF – Balanced Portfolio]
	%		%		%	[Vanguard VIF – High Yield Bond Portfolio]
	%		%		%	[Vanguard VIF – International Portfolio]
	%		%		%	[Vanguard VIF – Mid-Cap Index Portfolio]
	%		%		%	[Vanguard VIF – REIT Index Portfolio]
	%		%		%	[Vanguard VIF – Total Bond Market Index Portfolio]
	%		%		%	[Vanguard VIF – Total Stock Market Index Portfolio]

Symetra® and the Symetra Financial logo are registered service marks of Symetra Life Insurance Company.

Scheduled Transfers

☐        Dollar Cost Averaging: I elect to transfer $_______________ ($[500] minimum) from the _____________ Sub-Account ☐ monthly or ☐ quarterly to the Sub-Accounts listed on Page 1 in the “Scheduled Transfers” column. The minimum amount of transfer into a Sub-Account is $[50].

☐        Appreciation Sweep ($[10,000] minimum money market account value required): I elect to have the appreciation of the Fidelity VIP Money Market Portfolio – Initial Class transferred ☐ monthly or ☐ quarterly or ☐ semi-annually or ☐ annually to the Sub-Accounts listed on Page 1 in the “Scheduled Transfers” column. Appreciation Sweep cannot be used to transfer money to the [Fidelity VIP Money Market Portfolio – Initial Class].

☐        Sub-Account Rebalancing ($[10,000] minimum contract value required): I elect to rebalance the portion of my contract value ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on
Page 1 in the “Scheduled Transfers” column.

Optional Rider

☐        Guaranteed Minimum Death Benefit Age Extension Rider – This extends the guaranteed minimum death benefit to age 95. It is only available at the time of purchase. Once selected, it cannot be revoked. In order to select this rider, the Owner (Annuitant for 457 Plans) must be under age 75. There is an annual charge for this rider. See the prospectus or Contract for complete details.

☐        [Capital Preservation Rider – This rider provides a guarantee that the contract value at the end of a (select one) ☐ 7 year ☐ 10 year term will not be less than the contract value at the beginning of that term. Once elected, this rider cannot be revoked. The entire contract value must be allocated to the investment options listed below. This rider can be elected at issue or on any Contract Anniversary. There is an annual charge for this rider. See the prospectus or Contract for more details.]

Initial Purchase Payment		Subsequent Purchase Payments		Scheduled Transfers		Investment Options
	%		%		%	[Ibbotson Aggressive Growth ETF Asset Allocation – Class I]
	%		%		%	[Ibbotson Balanced ETF Asset Allocation – Class I]
	%		%		%	[Ibbotson Conservative ETF Asset Allocation – Class I]
	%		%		%	[Ibbotson Growth Asset ETF Allocation – Class I]
	%		%		%	[Ibbotson Income and Growth ETF Asset Allocation – Class I]

☐        [Guaranteed Long Life Benefit Rider – This rider guarantees if the Long Life Benefit Annuitant is alive on the Long Life Benefit Commencement Date, we will begin making periodic Long Life Benefit Payments as long as the Long Life Benefit Annuitant is alive. In order to select this rider, the Long Life Benefit Annuitant must be at least 50 years of age but not over 75 years of age. Once selected, it cannot be revoked. There is an annual charge for this rider during the first 10 contract years. See the prospectus or contract for complete details. The current age of the Long Life Benefit Annuitant plus the deferral period cannot exceed 95. Attach a signed copy of the entire client calculator quote.

This rider may only be elected at the time of issue and is available for any IRA and nonqualified contract. For nonqualified contracts only, if the owner is a natural person, the Long Life Benefit Annuitant will be the owner. In the case of a non-natural owner, the Annuitant listed on the application is required to be the Long Life Benefit Annuitant. This rider cannot be elected with joint owners, or if a non-natural owner, joint annuitants.]

[Long Life Benefit Payment Amount	[Deferral Period (Select One)

$ /month	☐ 15 yr ☐ 20 yr ☐ 25 yr ☐ 30 yr ☐35 yr]
(Minimum $[500]/month; Maximum $[40,000]/month)]

Telephone Transfer Authorization

☐        I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of this contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine.

Symetra reserves the right to refuse telephone instructions from any caller if we are unable to confirm to our satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at [1-800-796-3872]. All telephone calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party:

Identification Information:

Owner’s mother’s maiden name Joint Owner’s mother’s maiden name
Owner’s Statement and Signatures

Have you received a current prospectus?    ☐  Yes    ☐  No

Do you have any existing life insurance or annuity contracts with this or any other company?

☐  Yes (complete any state specific replacement forms, if required)     ☐  No

Will this contract replace any existing annuity or insurance contract with this or any other company?

☐  Yes (complete the following and submit state specific replacement forms, if required)    ☐  No

	Company Name		Contract No.
	Company Name		Contract No.

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

I understand that when benefits are based on investment performance of the Separate Account, the dollar amounts of any benefits are on a variable basis and may increase or decrease based on the experience of the Separate Account. I understand they cannot be predicted or guaranteed as to fixed dollar amount. With this in mind, I believe that the Contract is consistent with my financial needs.

[If I have selected the Guaranteed Long Life Benefit Rider, I understand that my rider charge is related to the Long Life Benefit Payment amount selected. I understand over time the rider charge may reduce my contract value to zero as the rider charges are assessed over the first ten Contract Years. I also understand if the contract value is insufficient in any one or more of the first ten Contract Years for the rider charge to be assessed, it may result in a reduced Long Life Benefit Payment, which may be significantly less than the Long Life Benefit Payment amount requested on this application. In addition, if you use the GLLB to satisfy your RMD, your Long Life Benefit Payment may be reduced.]

	Owner’s Signature		Joint Owner’s Signature (if applicable)
	Signed at (city, state)		Date

Agency Statement Mail contract directly to: ☐ Owner ☐ Agent’s office for delivery to owner

To the best of my knowledge the owner has an existing annuity or life insurance policy or contract?

☐ Yes (complete any state specific replacement forms, if required)    ☐  No

Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

☐ Yes (complete any state specific replacement forms, if required)    ☐  No

Did the agent/registered representative present and leave the applicant insurer-approved sales material?

☐  Yes    ☐  No

I have reviewed the applicant’s financial status and objective and find this coverage is appropriate for his/her needs.

	Licensed Agent’s Signature	Date	Agency Name and Phone No.
	Licensed Agent (print name)		State License No.	Agent No.